Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Eurand N.V. Equity Compensation Plan of our report dated March 31, 2008, with respect to the consolidated financial statements of Eurand N.V. included in its Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young Accountants LLP
Amsterdam, Netherlands
September 12, 2008